EXHIBIT 10.2
STAGE STORES
PERFORMANCE UNIT AWARD AGREEMENT
Stage Stores, Inc. (“Company”), pursuant to its 2017 Long-Term Incentive Plan (“Plan”), hereby grants to the individual listed below (“Participant”) an award of performance units with respect to shares of common stock of the Company (“Performance Unit Award”) on the terms set forth below. The Performance Unit Award is subject in all respects to the terms and conditions set forth herein and in the Addendum included herewith (collectively with the Addendum, this “Performance Unit Award Agreement” or this “Agreement”) and the Plan, which is incorporated herein by reference and made part hereof. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

SUMMARY OF TERMS

Participant:	[●]
Grant Date:	[●]
Target Award:	[●] Performance Units
Performance Period:	Commencing on [●] and ending on [●]
Performance goals:	The performance goals are based on the Performance Measures set forth on Schedule A.
Payment:
Except as set forth herein, the Participant shall be entitled to receive payout in cash as set forth in the Addendum on the Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the performance goals have been achieved (“Vesting Date”), provided that the Participant has not had a Termination Event from the Grant Date through the last day of the Performance Period.
The number of Performance Units set forth above represent a phantom right and shall be equivalent, on a one-for-one basis, to the target number of shares of the common stock of the Company (“Shares”) that the Participant will earn for 100% achievement of the performance goals (referred to as the “Target Award”). The actual number of Performance Units that the Participant will earn and vest in with respect to the Performance Unit Award may be greater or less than the Target Award, or even zero, and will be based on the performance level achieved by the Company with respect to the performance goals, as set forth on Schedule A.

Payment/forfeiture upon termination and other events:
Death and Disability. If the Participant has a Termination Event on account of death or Disability, the Performance Unit Award will be immediately earned and vested at the Target Award level on the date of such Termination Event.
Retirement. If the Participant has a Termination Event on account of Retirement, the Participant will earn and vest in a pro-rata portion of the Performance Units, based on the actual performance results for the Performance Period, prorated for the portion of the Performance Period during which the Participant was employed by, or providing service to the Company or any Affiliate.
Other Termination. If the Participant has a Termination Event for any reason other than Retirement, death or Disability, the unvested portion of the Performance Unit Award shall be automatically forfeited on the date of such Termination Event.
Change in Control. Provided that the Participant has not had a Termination Event from the Grant Date through the time immediately preceding the consummation of a Change in Control, if a Change in Control occurs, the Performance Period will end on the date of the Change in Control and the Performance Units will become immediately earned and vested on the date of the consummation of the Change in Control at the greater of: (i) the number of Performance Units that would be paid under the Performance Unit Award as a result of the Company’s actual performance level achieved with respect to the performance goals as of the Change in Control date, or (ii) the number of Performance Units that would be paid under the Performance Unit Award at the Target Award level.

PARTICIPANT ACCEPTANCE
By signing below, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement and accepts the Performance Unit Award. The Participant accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.
The Participant acknowledges delivery of the Plan and the Plan prospectus together with this Agreement. Additional copies of the Plan and the Plan prospectus are available by contacting the Company’s Chief Legal Officer, 2425 West Loop South, Houston, Texas 77027, or at (800) 324-3244.

Agreed and accepted:

Participant

Date

SCHEDULE A

1.
Performance Goals. Total Shareholder Return (“TSR”) of the Company as compared with the TSR of a group of industry peers (“Performance Group”) during the Performance Period is the performance measure to be applied to determine the amount of award to be made under the terms of the Performance Unit Award. The formula for TSR is as follows:

TSR		(Ending Stock Price - Beginning Stock Price + Dividends Paid)
	=	Beginning Stock Price

•
“Beginning Stock Price” shall mean the average closing price on the applicable stock exchange of one share of stock for all the Trading Days in the Company’s first full fiscal month of the Performance Period.

•
“Ending Stock Price” shall mean the average closing price on the applicable stock exchange of one share of stock for all the Trading Days in the Company’s last full fiscal month of the Performance Period (or, if applicable, the average closing price on the applicable stock exchange of one share of stock for the 20 Trading Days immediately preceding a Change in Control).

•
“Dividends Paid” shall mean the total of all dividends paid on one (1) share of stock during the Performance Period; provided that, dividends shall be treated as though they are reinvested at the end of each calendar quarter.

•	“Trading Days” shall mean those days on which the stock exchange on which the Shares are traded is open for business and the Shares trade regular way.
Following the TSR determination, the Company’s Percentile Rank shall be determined as follows:

Percentile Rank		Company Rank
	=	Total number of companies in Performance Group including the Company

•	“Company Rank” shall be determined by listing from highest TSR to lowest TSR of each company in the Performance Group (including the Company) and counting up from the company with the lowest TSR.

2.	Amount of Award. The number of Performance Units earned shall be determined in accordance with the following schedule:

Company’s Percentile Rank	Earned Award as a % of Target Award
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
[●]%	[●]%
Interpolation shall be used to determine the percent of Target Award earned in the event the Company’s Percentile Rank does not fall directly on one of the ranks listed in the above schedule.

3.	Industry Performance Group. The Performance Group with which the Company’s TSR is compared is as follows:

[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]
If the common stock of a company included in the comparator group at the beginning of the fiscal year ceases to be publicly traded or if a company included in the comparator group at the beginning of the fiscal year, declares bankruptcy, goes out of business, is bought out by another organization, is merged into a parent company, or for any other reason ceases to function or publicly report financial results, then the latest reported reliable results will be posted and will remain as the final reported result for the remaining period of measurement. For companies dropped from the applicable Dow Jones Index, (when possible) their ongoing performance will continue to be monitored and reported in all schedules and updates to the Board.

4.
Committee Discretion. The Committee reserves the right to modify this Agreement and the Performance Unit Award, including adjustments to the Performance Group, as it deems necessary or appropriate in its sole discretion.

STAGE STORES, INC.
PERFORMANCE UNIT AWARD AGREEMENT ADDENDUM
This Addendum is a part of the Performance Unit Award Agreement with which it is included.
1.GRANT OF PERFORMANCE UNITS. Pursuant to the terms of the Plan and this Agreement, the Company hereby grants to the Participant, as of the Grant Date, Performance Units with a Target Award as set forth in the summary of terms section of this Agreement. The Performance Units are contingently awarded and will be earned and paid if and only to the extent that the performance goals and other conditions set forth in this Agreement are met. Each Performance Unit shall be a phantom right and shall be equivalent to one Share on the applicable Payment Date, as described herein. The Company shall establish and maintain a Performance Unit account as a bookkeeping account on its records (“Performance Unit Account”) for the Participant and shall record in such Performance Unit Account the number of Performance Units granted to the Participant. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this grant or the Performance Unit Account established for the Participant.
2.VESTING.
(a)Except as set forth in the summary of terms section of this Agreement, the Performance Units will become earned and vested based on the actual performance level achieved with respect to the performance goals set forth on Schedule A to this Agreement.
(b)The Committee will, as soon as practicable following the last day of the Performance Period, determine (i) the extent, if any, to which, each of the performance goals has been achieved with respect to the Performance Period and (ii) the number of Performance Units, if any, which, the Participant will be entitled to receive with respect to this Agreement. Such determination will be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law. In the event that the Committee makes a final determination that the performance goals have not been achieved, and, except as set forth in the summary of terms section of this Agreement, the Participant will have no further rights to receive Performance Units or payments hereunder.
(c)Except as set forth in the summary of terms section of this Agreement, if the Participant has a Termination Event for any reason prior to the Vesting Date, the Participant will forfeit all rights to receive Performance Units hereunder that have not yet become vested as of the date the Participant has a Termination Event.
(d)During the period before the Performance Unit Award becomes earned and vested, except by will or by the laws of descent and distribution, the right to receive a distribution with respect to the Performance Unit Award may not be assigned, transferred, pledged or otherwise disposed of by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of the right to receive a distribution with respect to the Performance Unit Award contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Shares, shall be null, void and without effect.
3.PAYMENT OF PERFORMANCE UNITS.
(a)The Participant will receive a distribution with respect to earned and vested Performance Units within (i) seventy-five (75) days following the last day of the Performance Period (including in the case of the Participant’s Retirement) or (ii) thirty (30) days following the Participant’s death or Disability or the date of a Change in Control (each, a “Payment Date”). The Performance Units will be distributed in cash with a payment to the Participant equal to (i) the number of Performance Units that become earned and vested with respect to the Performance Unit Award, multiplied by (ii) the FMV of the Shares underlying the Performance Units upon the Vesting Date (“Payment Market Value”). Any Performance Units and Shares underlying the Performance Units not earned or vested will be forfeited.
(b)The obligations of the Company under this Agreement are subject to compliance with all applicable laws, listing, registration and qualification requirements.
4.GENERAL RESTRICTIONS. The Performance Unit Award is granted pursuant to the terms of the Plan, which is incorporated herein by reference, and this Agreement shall in all respects be governed by and interpreted in accordance with the Plan and all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any stock exchange on which the Shares are listed. This grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.

5.WITHHOLDING. All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold the minimum statutory amount (or such other amount as approved by the Committee) required to be withheld for federal (including FICA), state, provincial and local taxes, domestic or foreign, social insurance, payroll tax, contributions, payment on account obligations, or other amounts required by law or regulation to be collected, withheld or accounted for with respect to the Performance Unit Award (“Taxes”). The Company shall have power and the right, and the Participant hereby authorizes the Company, to deduct or withhold, or require a Participant to remit to the Company, the Taxes from all payments made hereunder and from other compensation. Participant’s acceptance of the Performance Unit Award constitutes Participant’s instruction and authorization to the Company to withhold on the Participant’s behalf the amount of cash from the cash payable to the Participant at the time when the Performance Unit Award becomes payable as the Company determines to be sufficient to satisfy the Taxes. The Company will withhold cash payable hereunder to satisfy the withholding obligation for Taxes on amounts payable hereunder, unless the Participant has elected, with the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by paying the Taxes in cash not payable under the Performance Unit Award or by transferring shares of common stock of the Company owned by the Participant that would satisfy the Taxes.
6.RIGHT TO TERMINATE EMPLOYMENT OR SERVICES. Nothing in this Agreement shall confer upon the Participant the right to continue in the employment or service of the Company or any Affiliate or affect any right which the Company or its Affiliates may have to terminate the employment or service of the Participant at any time and for any reason. This Agreement does not in any way affect any employment agreement or other service arrangement that the Participant may have with the Company or an Affiliate.
7.RECOVERY OF COMPENSATION; COMPLIANCE WITH POLICIES. Pursuant to Section 24.1 of the Plan, the Performance Unit Award will be subject to any clawback policy adopted by the Board or the Committee that is consistent with applicable law, whether such Performance Unit Award was granted before or after the effective date of any such clawback policy. The Participant also represents and warrants to the Company that the Participant is aware of and agrees to be bound by the Company’s insider trading policies and the applicable laws and regulations relating to the receipt, ownership and transfer of the Company’s securities.
8.SEVERABILITY. Every part, term or provision of this Agreement is severable from the others. Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Agreement has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.
9.ENTIRE AGREEMENT. This Agreement, together with the Plan, contains the entire agreement of the parties with respect to the Performance Unit Award granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.
10.NOTICE. Any notice to be delivered under this Agreement shall be given in writing and delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed to the Company or the Participant at their last known address, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
11.GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Participant agrees to submit to the exclusive jurisdiction and venue of the federal or state courts located in Harris County, Texas, to resolve any and all issues that may arise out of or relate to the Plan or this Agreement.
12.HEADINGS. The headings in this Agreement are for convenience only and shall not be used to interpret or construe the provisions of this Agreement.
13.BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.
14.SECTION 409A COMPLIANCE. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the previous sentence, the Company may also amend the Plan this Agreement or revoke the Performance Unit Award to the extent permitted by the Plan.